NEWS
RELEASE

Contact:                Scott McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PARTICIPATE IN THE 2008 OIL AND GAS CONFERENCE

HOUSTON, TX July 31, 2008 - Geokinetics Inc. (AMEX: GOK) announced that Richard Miles, the Company's President and Chief Executive Officer, and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, will participate in the 2008 Oil and Gas Conference hosted by Enercom, Inc. on Tuesday, August 12, 2008, starting at 10:30 a.m. Mountain Daylight Time at the Westin Hotel Tabor Center in Denver, Colorado.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX